     As Filed with the Securities and Exchange Commission on May 14, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                _______________

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                _______________
                            THE EASTWIND GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                                      23-2732753
(State or Other Jurisdiction                         (I.R.S. Employer
     of Incorporation or                              Identification
       Organization)                                      Number)


                   100 FOUR FALLS CORPORATE CENTER, SUITE 305
                     WEST CONSHOHOCKEN, PENNSYLVANIA  19428
                                 (610) 828-6860
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                PAUL A. DEJULIIS
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            THE EASTWIND GROUP, INC.
                   100 FOUR FALLS CORPORATE CENTER, SUITE 305
                     WEST CONSHOHOCKEN, PENNSYLVANIA  19428
                                 (610) 828-6860
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                _______________
                                WITH A COPY TO:

                           DOUGLAS M. LURIO, ESQUIRE
                            ALLA PASTERNACK, ESQUIRE
                               LURIO & ASSOCIATES
                         SUITE 1300, 1760 MARKET STREET
                             PHILADELPHIA, PA 19103
                                  215-665-9300
                                _______________
     Approximate date of commencement of proposed sale to public: AS SOON AS PRACTICABLE AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

                                _______________
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


     If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE


                                    PROPOSED    PROPOSED
TITLE OF                            MAXIMUM      MAXIMUM
SECURITIES      AMOUNT OF SHARES    OFFERING    AGGREGATE    AMOUNT OF
TO BE                 TO BE        PRICE PER    OFFERING    REGISTRATION
REGISTERED       REGISTERED (1)    SHARE (2)    PRICE (2)       FEE
--------------  -----------------  ----------  -----------  ------------
Common Stock             996,000       $2.00   $1,992,000        $597.60

------------------------------------------------------------------------
Total                    996,000               $1,992,000        $597.60
========================================================================


       (1) INCLUDES 200,000 SHARES TO BE ISSUED UPON EXERCISE OF A COMMON STOCK PURCHASE WARRANT ("WARRANT"). PURSUANT TO RULE 416 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT SHALL ALSO COVER SUCH INDETERMINATE NUMBER OF ADDITIONAL SHARES OF COMMON STOCK AS MAY BECOME ISSUABLE UPON EXERCISE OF THE WARRANT TO PREVENT DILUTION RESULTING FROM STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR TRANSACTIONS, OR BY REASON OF CHANGES IN THE EXERCISE PRICE OF THE WARRANT IN ACCORDANCE WITH THE TERMS THEREOF.

     (2) ESTIMATED PURSUANT TO RULE 457(c) UNDER THE SECURITIES ACT OF 1933 SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                           THE EASTWIND GROUP, INC.

                                996,000 Shares
                                      of
                                 Common Stock

          This Prospectus relates to the resale by certain stockholders named herein (the "Selling Stockholders") of 996,000 shares ("Offered Shares") of Common Stock, par value $0.10 per share (the "Common Stock"), of The Eastwind Group, Inc., a Delaware corporation (the "Company"), including 200,000 shares of Common Stock which may be acquired upon the exercise of an outstanding warrant to purchase shares of Common Stock (the "Warrant"). The Company will pay all expenses incurred in connection with this offering other than underwriting fees, discounts and commissions, and certain counsel fees of the Selling Stockholders. See "Plan of Distribution."

          The Offered Shares and the Warrant were issued in connection with certain private placement transactions. See "Description of Securities." This Prospectus has been prepared for the purpose of registering the Offered Shares under the Securities Act of 1933, as amended (the "Act"), to allow for future sales by the Selling Stockholders to the public without restriction.

          The Company will receive net proceeds from the exercise of the Warrant but will not receive any part of the proceeds from the sale of the Offered Shares by the Selling Stockholders. There is no assurance that the Warrant will be exercised and, therefore, there is no assurance that the Company will receive any proceeds as a result of the exercise of the Warrant. See "Selling Stockholders" and "Plan of Distribution."

          The sale of the Offered Shares by the Selling Stockholders or by their pledgees, donees, transferees or other successors in interest, may be effected from time to time directly by the Selling Stockholders acting as principals for their own account or through brokers, agents, dealers or underwriters in one or more transactions at market prices prevailing at the time of sale on any stock exchange on which the Common Stock may be listed at the time of sale/or on the OTC Bulletin Board, or in private sales at prices related to such prevailing market prices at the time of sale or at prices otherwise negotiated. The Selling Stockholders may pay commissions or other compensation to broker-dealers in connection with such sales, which may be in excess of customary commissions charged for national stock exchange transactions. The Selling Stockholders and any brokers-dealers acting in connection with the sale of the Offered Shares may be deemed to be "underwriters" within the meaning of the Act. Any commissions received by a broker or dealer in connection with resales of the Offered Shares may be deemed to be underwriting commissions or discounts under the Act. See "Plan of Distribution."

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
        EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

     PROSPECTIVE PURCHASERS SHOULD CONSIDER THE RISKS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE 3.

          The Common Stock trades on the Nasdaq Small Cap Market under the symbol "EWND." On May 6, 1998, the last sale price of the Common Stock as reported by the Nasdaq SmallCap Market, was $1.91 per share.

                 The date of this Prospectus is May ____, 1998.

                             AVAILABLE INFORMATION

          The Company has filed a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement shall be qualified in its entirety by such reference.

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Proxy statements concerning the Company, reports, and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission' s regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661-2511). Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. In addition, registration statements and certain other filings made with the Commission through its "EDGAR" system are publicly available through the Commission's site on the Internet's World Wide Web, located at http://www.sec.gov. This Registration Statement, including all exhibits thereto, has been filed with the Commission through EDGAR.

          The Company will furnish, without charge, to any person to whom a copy of this Prospectus is delivered, upon such person's written or oral request, a copy of any and all of the documents that have been incorporated by reference in this Prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Any such request should be directed to William B. Miller, Senior Vice President and Chief Financial Officer, The Eastwind Group, Inc., 100 Four Falls Corporate Center, Suite 305, West Conshohocken, Pennsylvania 19428, telephone number: (610) 828-6860.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Commission (File No. 0-27638) are incorporated in this Prospectus by reference:

               (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended January 3, 1998;

               (b) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated January 29, 1996, including any amendments or reports filed for the purpose of updating such description; and

               (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference herein from their respective dates of filing.

          Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                              CAUTIONARY STATEMENT

          When used in this Prospectus and in other public statements by the Company and officers of the Company, the words "estimate," "project," "intend," "believe," "anticipate" and similar expressions are intended to identify forward-looking statements regarding events and financial trends which may affect the Company's future operating results and financial position. Such statements are subject to risks and uncertainties that could cause the Company's actual results and financial position to differ materially. Such factors are described in detail below under "Risk Factors" and include, among others: (i) the "going concern" qualification contained in the audit opinion to the financial statements in the Company's Form 10-KSB for the fiscal year ended January 3, 1998 issued by the Company's independent public accountants; (ii) the possibility that the Company's Common Stock may be delisted from trading on the Nasdaq SmallCap Market; (iii) the Company's ability to identify appropriate acquisition candidates, complete acquisitions on satisfactory terms, and successfully integrate acquired businesses; (iv) the intense competition and low barriers to entry in the industries in which the Company competes; (v) the Company's ability to obtain financing on satisfactory terms and the degree to which the Company is leveraged, including the extent to which currently outstanding options and warrants are exercised; (vi) the sensitivity of the Company's businesses to general economic conditions; (vii) the timing of orders from, and shipments to, major customers; (viii) the timing of new product sales;
(ix) the introduction and market acceptance of new products; (x) factors associated with international sales such as the relative strength of the dollar when compared to the currencies of the countries into which the Company exports product; (xi) the Company's ability to remain in compliance with the numerous environmental, health and safety requirements to which it is subject; (xii) changes in accounting principles, policies or guidelines; and (xiii) other economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices. Additional factors are described in the Company's public reports filed with the Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.


                                  RISK FACTORS

          The securities offered hereby are speculative in nature and involve a high degree of risk. An investment in the securities should not be made by any investor who cannot afford the loss of his or her entire investment. Prior to making an investment decision with respect to the securities offered by this Prospectus, prospective investors should carefully consider, along with the other matters discussed in this Prospectus, the following risk factors:

POSSIBLE DELISTING FROM NASDAQ SMALLCAP MARKET

          On February 23, 1998, the Nasdaq Stock Market materially increased the financial and other criteria necessary to qualify for continued listing on the Nasdaq SmallCap Market. As of that date, the Company had net tangible assets less than the $2,000,000 minimum required for continued listing on the Nasdaq SmallCap Market. On February 26, 1998, the Nasdaq Stock Market, Inc. ("Nasdaq") issued a delisting notification to the Company. On March 27, 1998, the Company appealed such determination by written submission to Nasdaq supporting its position that its securities should not be delisted, effectively staying the delisting process until further Nasdaq review. On April 14, 1998, Nasdaq issued to the Company a second delisting notification notice, notifying the Company that it was not in agreement with the Company's position. On April 21, 1998, in accordance with Nasdaq's delisting process, the Company timely requested an oral hearing in front of a Nasdaq review panel, staying the delisting process until final determination by Nasdaq. The Company has not been notified of the date of such oral hearing.

          No assurance can be given that the Company's appeal will be
successful.   If the Company's appeal is unsuccessful, its Common Stock will be delisted from the Nasdaq SmallCap Market. Trading, if any, in the Company's Common Stock thereafter would be conducted on the OTC Electronic Bulletin Board which could substantially reduce the liquidity of and the market for the Company's Common Stock, and consequently, could materially adversely affect the trading price of such Common Stock.

NO SIGNIFICANT INDEPENDENT HISTORY OF OPERATIONS; HISTORICAL NET LOSSES OF OPERATING SUBSIDIARIES

          The Company reported a net loss for its fiscal year ended January 3, 1998. The Company is a holding company which has only recently acquired its operating subsidiaries and, as such, has a limited history of independent
operations.   There can be no assurance that the Company's operations will realize revenues and gross profits sufficient to achieve or sustain profitability on a quarterly or annual basis in the future. In the event it fails to do so, the Company's ability to raise additional financing could be impaired. In addition, losses from operations will negatively affect the value of stockholders' equity and, accordingly, the value of each share of Common Stock.

AUDIT OPINION OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Company experienced a significant net loss in the fiscal year ended January 3, 1998. The cash resources of the Company will not be sufficient to sustain such cash losses, should they continue to occur. In its audit report to the financial statements contained in the Company's Form 10-KSB for the year ended January 3, 1998, the Company's independent public accountants opined that there was substantial doubt about the Company's ability to continue as a going concern as a result of experiencing such significant losses from operations. Management has taken steps to revise its operating and financial condition, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company has closed down certain unprofitable operations and has instituted certain revenue enhancing measures and cost-cutting programs. In addition, the Company has been attempting to refinance its senior debt in order to expand its lines of credit and borrowings to solve such cash difficulties, although such refinance project has been delayed due principally to the Company's current inability to meet certain closing requirements of the lender. There can be no assurance that any or all of the steps taken or to be taken by the Company will enable the Company to continue as a going concern.

ADDITIONAL CAPITAL REQUIREMENTS; RELIANCE ON FURTHER ACQUISITIONS

          Although the Company intends to devote significant efforts to improving the profitability of its current subsidiaries, ultimately the Company's growth depends upon the achievement of its goal of acquiring and consolidating under performing middle-market manufacturing businesses. No assurances can be made that the Company will be successful in identifying future candidates for acquisition, that it will have the available resources to fund such acquisitions, or, if such acquisitions are consummated, that they will result in operating profits for the Company. In addition, any additional equity financing may be dilutive to stockholders, and debt financing may impose substantial restrictions on the Company's ability to operate and raise capital. The Company is currently attempting to refinance its senior debt, however, such refinancing has been postponed as a result of continuing concern with respect to losses in the printing operations under its Premier operations and the Company's current inability to meet certain closing requirements of the lender. There is no assurance that the closing of the Premier operations will cause the lender in question to proceed with such refinancing.

          The success of the Company's strategy to acquire and consolidate underperforming middle-market manufacturing businesses will depend upon the Company's ability to raise additional capital in amounts sufficient to fund future acquisitions. There can be no assurance that additional capital will be available to fund such future acquisitions or that, if available, it will be obtainable on satisfactory terms.

NO ASSURANCE OF PROCEEDS

          A significant source of potential capital to the Company is the proceeds from the exercise of the Warrant and other outstanding warrants and options. See "Description of Securities." The Company, however, has received no firm commitment for the exercise of the Warrant and the current market price of the Company's Common Stock is significantly below the exercise price of the other outstanding warrants and options. Thus, there can be no assurances that the Company will realize material proceeds, if any, from the exercise of the warrants and options. As of the date hereof, there are an aggregate of 1,149,464 warrants outstanding (including the Warrant) and 507,500 options to acquire shares of Common Stock outstanding (of which 351,668 are vested as of the date hereof).

          Although certain of the Company's outstanding warrants may be redeemed if certain operating performance criteria are met, such warrants are for terms lasting a number of years and warrant holders may prefer to hold them until expiration or earlier redemption, even if the market price of the Common Stock rises above the exercise price of the warrants. See "Description of Securities."

CONTROL BY CERTAIN STOCKHOLDERS

          Management of the Company presently possesses, directly or beneficially, control of 7.5% of the Company's outstanding voting securities before giving effect to the issuance of shares of Common Stock pursuant to the exercise of the Warrant and before giving effect to the exercise of any other outstanding options and warrants to acquire additional voting stock and, therefore, is, and for the foreseeable future, will likely be, in a position to elect or influence the election of, at least, a majority of the directors, and direct the policies of the Company without the concurrence of the Company's public stockholders.

ADEQUACY OF WORKING CAPITAL FINANCING

          The Company has financed its working capital requirements and capital expenditures through cash flows generated from operations, bank debt, sales of
Company securities and equipment leases.   Each of the Company's operating
subsidiaries has established revolving lines of credit with commercial lenders that currently serve to satisfy each subsidiary's working capital needs. The Company is currently attempting to refinance its senior debt. Such refinancing has been postponed as a result of continuing concern with respect to losses in the printing operations under its Premier operations and the Company's current inability to meet certain closing requirements of the lender. In order to satisfy the Company's long-term obligations and support its future growth, the Company will require additional capital. Any additional equity financing may be dilutive to stockholders, and debt financing may impose substantial restrictions on the Company's ability to operate and raise additional funds. There can be no assurance that additional capital will be available or that, if available, such capital will be obtainable on satisfactory terms.

EFFECTS OF SECURED LIENS ON FUTURE FINANCING ACTIVITIES

          A significant portion of the Company's assets has been pledged as collateral to secure various debt obligations of the Company. In the event the Company fails to comply with its obligations, its assets could be foreclosed upon. Moreover, to the extent that the Company's assets continue to be pledged to secure the obligations, such assets will be unavailable to secure additional debt financing, which may adversely affect the Company's ability to borrow in the future. The Company is currently attempting to refinance its senior debt, however, such refinancing has been postponed as a result of continuing concern with respect to losses in the printing operations under its former Premier operations and the Company's current inability to meet certain closing requirements of the lender. If the Company cannot refinance its senior debt, the Company would be required to raise additional equity capital in order to satisfy such senior debt. There can be no assurance that additional capital will be available or that, if available, such capital will be obtainable on satisfactory terms.

HOLDING COMPANY RISKS

          The Company, as a holding company without significant income from operations, will be dependent upon the income from its operating subsidiaries to meet its operating expenses. If its operating subsidiaries are unable to pay dividends or otherwise distribute amounts to the Company sufficient to cover its operating expenses, the Company may be subject to liquidity problems, even if, on a consolidated basis, its operating subsidiaries are profitable. In addition, payment of dividends are limited or prohibited under certain restrictions in the loan agreements of the Company's subsidiaries, which would be necessary to provide the cash for any such dividends.

EFFECT OF OUTSTANDING WARRANTS AND OPTIONS

          As of the date hereof the Company had outstanding warrants (including the Warrant) and options to purchase 1,656,964 shares of Common Stock. To the extent that the warrants or options are exercised and the shares underlying such warrants and options are issued, the price of the Common Stock in the market may be substantially reduced. Moreover, for the term of the warrants and options issued by the Company, the holders thereof are given an opportunity to profit from a rise in the market price of the Common Stock, with a resulting dilution in the interest of the other stockholders. Further, the terms on which the Company may obtain additional financing during that period may be adversely affected by the existence of such warrants and options. The holders of such warrants and options may exercise them at a time when the Company might be able to obtain additional capital through a new offering of securities on terms more favorable than those provided therein. Additionally, the outstanding warrants generally contain anti-dilution protection. See "Description of Securities." The Company has undertaken to file this Prospectus with the Commission pursuant to certain registration rights enjoyed by the holder of the Warrant and has agreed to register the Common Stock held by the other Selling Stockholders for resale under the Act. The expense of registration of this Prospectus will be borne by the Company.

DIVIDENDS NOT LIKELY

          The Company does not intend to declare or pay cash dividends in the foreseeable future. Earnings, if any, are expected to be retained to help finance acquisitions and develop its business. Moreover, payment of dividends is limited or prohibited pursuant to the terms of a subordinated debenture issued by the Company to Mentor Special Situation Fund, L.P. ("MSSF") and the Series A Preferred Stock of the Company. In addition, the loan agreements of certain of the Company's subsidiaries restrict or prohibit the payment of dividends from such subsidiaries to the Company. The Company is also dependent, in part, upon the earnings of its subsidiaries for cash which would be used to pay dividends. See "Description of Securities."

DEPENDENCE ON KEY PERSONNEL

          The Company's future success is dependent upon the continued efforts of its management personnel at both the Company's operating subsidiaries and the holding company level. The loss of the services of one or more of such key personnel at either the parent or subsidiary level may have a material adverse effect on the Company's business. The Company does not have any "key-man" insurance on the lives of any of its employees and does not presently intend to purchase any such insurance.

ANTI-TAKEOVER PROVISIONS; CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND DELAWARE LAW

          The Company's Certificate of Incorporation classifies the Board of Directors into three separate classes as follows: two directors presently constitute the Class I Directors and are elected for a term expiring at the 2000 annual meeting; two directors presently constitute the Class II Directors and are elected for a term expiring at the 1999 annual meeting; two directors presently constitute the Class III Directors and are elected for a term expiring at the 1998 annual meting. Successor directors will be elected for a term of 3 years.

          The classified board may have a significant effect on the ability of stockholders to change the composition of an incumbent board and to benefit from certain business transactions which are opposed by an incumbent board. It may therefore discourage accumulations by third parties of voting stock in the Company because its provisions would operate to delay the purchaser's ability to obtain control of the board in a relatively short period of time because in the context of a classified board it would generally take a purchaser of a majority of the Company's stock at least two annual meetings of stockholders to elect a majority of the board, and the purchaser would need to obtain the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares entitled to vote in an election of directors in order to remove any directors, and then only for cause. Consequently, the effect of the classified board may be to enhance the longevity of present management and discourage certain mergers, tender offers, proxy contests or other potential takeover proposals which some or a majority of the stockholders of the Company might otherwise believe to be in their best interests.

          The Certificate of Incorporation contains provisions that may be considered to have an anti-takeover effect including provisions which state that directors may only be removed for cause and that prohibit stockholders from calling a special meeting or from voting by unanimous written consent. The Certificate of Incorporation also provides that shares of preferred stock may be issued in the future without stockholder approval and upon such terms and conditions and with such rights, privileges and preferences as the Board of Directors may determine.

          The Company is governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware (the "DGCL"), an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with its affiliates and associates, owns (or, within three years did own)

15% or more of the corporation's voting stock. The supermajority voting provisions in the Company's bylaws and the provisions regarding certain business combinations under the DGCL could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management. This may have an anti-takeover effect and may delay, defer or prevent a takeover attempt that a stockholder may consider in his best interest. This may also adversely affect prevailing market prices for the Common Stock.

COMPETITION

          Although the printing and publishing industries have historically been highly fragmented, in recent years, consolidation of customers and competitors within the Company's printing subsidiaries' markets has increased competitive pricing pressures. While most establishments are relatively small, several of the Company's printing subsidiaries' competitors are considerably larger or are affiliated with companies which are considerably larger and have greater financial and other resources than the Company. Currently, the majority of the Company's printing subsidiaries' projects are competitively bid in the marketplace. The major competitive factors are prices, product quality, customer service, availability of appropriate printing capacity, rapid turnaround, scheduling flexibility and technology support. There can be no assurance that the Company's printing subsidiaries' will be able to successfully compete in their markets or that they will achieve operating profits.

          The markets in which Polychem and Lavelle compete are also highly competitive. Experienced competition exists in each of the major markets for both companies, and many of their competitors maintain good working relationships with their customers, produce quality products and have access to significantly greater financial resources than Polychem, Lavelle and the Company. Polychem may be further disadvantaged by its disassociation from The Budd Company, a large multinational corporation, as customers may feel less comfortable using a smaller supplier especially with regard to reliance on product warranties. Additionally, consolidation in the waste water treatment industry has resulted in competitors significantly larger than Lavelle and has increased competitive pricing pressures in such industry. There can be no assurance that either Polychem or Lavelle will be able to keep pace with the technological demands of the marketplace or successfully enhance their products or develop new products which are demanded by the their respective industries.



                                  THE COMPANY

GENERAL OVERVIEW

          The Eastwind Group, Inc. (the "Company") is a holding company formed in August 1993 to acquire and consolidate middle-market manufacturing businesses on an industry by industry basis. The Company focuses on the acquisition of entities that management believes are not performing to potential. Since its inception, the Company has completed six acquisitions, three of which now comprise the Company's operating business segments:

          1. Polychem Corporation ("Polychem"), acquired March 10, 1995, develops and manufactures engineered plastic molded products for wastewater treatment facilities and other industrial uses.

          2. TEAM Graphics, Inc. ("TEAM Graphics") through its operating subsidiary Centennial Printing Company ("Centennial"), acquired October 16, 1996, is engaged in commercial printing, book manufacturing and the printing of journals and manuals.

          3. Lavelle Company ("Lavelle"), acquired January 3, 1997, fabricates and manufactures sheet metal products for the aerospace industry.

          Three of the Company's acquisitions since its inception in 1993 have been dissolved or disposed of during fiscal year 1998. On February 23, 1998, the Company sold its 92.5% ownership interest in Ivy-Tygart Acquisition Corp. ("Ivy"). Acquired December 31, 1996, as an operating business unit of the Company, Ivy engaged in the manufacture of architectural moulding and picture frame moulding.

          On March 10, 1995 and on January 3, 1997, respectively, the Company acquired Princeton Academic Press ("Princeton") and Wickersham Printing Company ("Wickersham"), two entities which were engaged in the commercial printing and book manufacturing industries. Jointly, Wickersham and Princeton conducted operations as Premier Book Press ("Premier"). On April 13, 1998, the Company decided to close the operations of Premier.

          Each of the Company's operating business segments are described in detail below. The Company's principal executive office is located at 100 Four Falls Corporate Center, Suite 305, West Conshohocken, Pennsylvania and its telephone number is (610) 828-6860.

POLYCHEM CORPORATION

          Polychem is a Pennsylvania corporation formed in March 1995 which acquired substantially all of the operating assets and business of the Polychem Division of The Budd Company. As a division of The Budd Company, Polychem produced a wide array of engineered components for the automotive and other industries for over 50 years. In recent years, Polychem has shifted its focus to manufacturing products designed for the wastewater treatment market. Currently, revenues from the wastewater treatment market account for approximately 85% of Polychem's annual revenue. Polychem develops and manufactures custom engineered plastic molded products at its 220,000 square foot headquarters in Phoenixville, Pennsylvania. Its manufacturing capabilities include injection, compression and transfer molding of engineered plastics, reaction injection molded processing of cast nylon material, profile extrusion of thermoset resins and a complete fabricating shop with computerized numerical control equipment. Through these processes, Polychem engineers and produces an extensive line of molded plastic products. Typical products include complete non-metallic rectangular clarifier component systems for wastewater treatment applications, cast nylon sprockets and wear shoes, cast nylon elevator buckets, phenolic sprockets and pulleys, bearings and molded conveyor chains. Polychem markets its plastic chain, engineered plastic components and plastic buckets primarily through distributors. The balance of its products are sold by its own sales force.

TEAM GRAPHICS, INC.

          In January 1997, the Company formed TEAM Graphics, Inc. ("TEAM Graphics"), as the principal entity for its operations in the printing industry. The Company exchanged a combination of its investment in Centennial, Princeton and Wickersham, which was acquired in January 1997, and cash for all of the outstanding stock of TEAM Graphics.

          In mid-1997, the operations of Princeton and Wickersham were consolidated under the trade name Premier Book Press in two rented facilities in Lancaster, Pennsylvania to eliminate overhead costs associated with running two separate operations. Hiring and training new employees and implementing the required management systems and controls at Wickersham to respond to the near doubling in throughput resulting from the consolidation proved to be highly problematic. Consequently, productivity fell, quality levels slipped, and delivery schedules were not met. As a further consequence, market shares also declined. During the second half of 1997, Premier's operations suffered substantial financial losses. Despite improvements in productivity and the narrowing of losses during the first quarter of 1998, the Company concluded that it did not have the financial resources to continue these operations. The Company decided to close the operations of Premier effective April 13, 1998. The Company does not anticipate that it or any other of its subsidiaries will incur any material liabilities or losses in connection with Premier.

          Presently, TEAM Graphics conducts it operations in the printing industry through its subsidiary, Centennial. Centennial's products include annual reports, high-quality advertising brochures, pamphlets, and high-profile marketing pieces. Centennial's customer base is primarily comprised of pharmaceutical, financial, museum, manufacturing, service, and marketing companies, which are located in the Eastern United States. The strategy of Centennial is to grow through the purchase of additional printing equipment and applications of computer technology that will increase its capabilities and therefore, its product offerings and also enhance its competitive position through lower costs. Because the customers of Centennial are different than those of Premier, the Company does not anticipate any decline in the business of Centennial as a result of the recent closing of Premier.

LAVELLE COMPANY

          Lavelle was incorporated to purchase the net assets of Lavelle Aircraft which was liquidated under Chapter 11 of the U.S. Bankruptcy law. Lavelle is a sheet metal fabricator and manufacturer of products for the aerospace industry.

          The Company acquired all of the outstanding common stock of Lavelle from its shareholders pursuant to a Stock Exchange Agreement dated as of January 3, 1997. In return for their Lavelle common stock, the shareholders of Lavelle received from the Company, in accordance with their percentage ownership of Lavelle common stock prior to the acquisition, an aggregate of 44,537 shares of the Common Stock of the Company.

          Lavelle fabricates and manufactures sheet metal products according to design criteria established by its customers in the aerospace industry. In general, the products manufactured by Lavelle are highly specific in design and low in volume quantities. Lavelle's customer base consists of the United States Government (who, with one other customer comprised approximately 50% of sales in fiscal 1997), who purchase products used in defense applications and contractors and subcontractors in the aerospace industry, who purchase products for the commercial and defense segments of such industry.


                                USE OF PROCEEDS

          The Company will not receive any proceeds from the sale of the Offered Shares by the Selling Stockholders. See "Selling Stockholders."

          The gross proceeds that would be realized by the Company upon full exercise of the Warrant (which is not exercisable until September 30, 1998) is
$250,000.   The Company has received no firm commitments for its exercise, and there can be no assurance that the Warrant will be exercised.

          Management cannot predict the amount of proceeds, if any, that may be generated from the exercise of the Warrant. The net proceeds that may be realized by the Company upon exercise of the Warrant will not be utilized for any specific purpose other than to contribute to the Company's working capital and to continue the operations of the Company in accordance with the business strategy identified by management.

                              SELLING STOCKHOLDERS

          The following table sets forth certain information with respect to the beneficial ownership of the Common Stock by the Selling Stockholders as of May 6, 1998. Unless otherwise indicated, the Selling Stockholders possess sole voting and investment power with respect to the shares listed. Clifton Capital
Ltd. and SPH Equities, Inc.  will not beneficially own any   Common Stock after
this offering, assuming that they sell all of the Offered Shares. Mr. DeJuliis would beneficially own 375,000 shares of Common Stock after this offering assuming that he sold all of the Offered Shares. Mr. Worrall would beneficially own 75,930 shares of Common Stock after this offering assuming that he sells all of the Offered Shares.

                         Number of Shares
                        Beneficially Owned  Number of
                             Prior to        Shares
                           Registration     Registered
                        ------------------  ----------

Clifton Capital Ltd.               600,000     600,000  (1)
SPH Equities, Inc.                  50,000      50,000
Bruce K. Worrall                    45,000      45,000
Paul A. DeJuliis                   609,334     301,000

(1) Includes 200,000 shares of Common Stock that may be acquired upon exercise of the Warrant.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

          The Company is authorized to issue 7,000,000 shares of Common Stock, $.10 par value per share. As of the date hereof including the 796,000 shares of Common Stock issued to the Selling Stockholders by the Company, 4,521,019 shares were issued and outstanding. An additional 1,510,000 shares of Common Stock are reserved for issuance upon the exercise of the Warrant and other vested and outstanding Common Stock purchase warrants and options. All outstanding shares of Common Stock are fully paid and non-assessable.

          The holders of Common Stock have equal rights to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefore. However, the Company has no current plans to pay dividends with respect to its shares of Common Stock and, in addition, certain restrictions limiting or prohibiting payment of such dividends are contained in a subordinated debenture issued to Mentor Special Situation Fund, L.P. ("MSSF"), the terms of the Company's Series A Preferred Stock of the Company and loan agreements to which the Company or its operating subsidiaries are currently obligated. Holders of Common Stock have one vote for each share held of record and do not have cumulative voting rights.

          Holders of Common Stock are entitled upon liquidation of the Company to share ratably in the net assets available for distribution. Shares of Common Stock are not redeemable and have no preemptive or similar rights under the Company's Certificate of Incorporation. However, MSSF has nonassignable contractual rights of first refusal to purchase, pro rata, all or any part of new securities which the Company may from time to time propose to sell and issue. For this purpose, new securities do not include shares issued upon exercise of the Warrant or shares issued by the Company to the Selling Stockholders. MSSF's right expires at the earlier of June 30, 2001 or the Company's repayment of a $500,000 subordinated debenture issued to MSSF.

          On April 10, 1998, the Company agreed to issue 400,000 shares of Common Stock to Clifton Capital Ltd. for gross proceeds of $500,000, or $1.25 per share. On the same date, the Company also agreed to issue the Warrant to Clifton Capital Ltd. The Warrant entitles the holder thereof to purchase up to 200,000 shares of Common Stock at $1.25 per share at any time on or after September 30, 1998 and on or before September 30, 2001. These shares and the Warrant will be issued pursuant to the private placement exemption in Section 4(2) of the Act.

          On April 21, 1998, the Company agreed to issue 50,000 shares of Common Stock to SPH Equities, Inc. as compensation for investment banking services rendered to the Company in connection with the Clifton Capital Ltd. transaction. The shares to be issued by the Company to SPH Equities, Inc. will be made pursuant to the private placement exemption in Section 4(2) of the Act.

          On April 30, 1998, Mr. DeJuliis purchased an aggregate of 301,000 shares of Common Stock from the Company for an aggregate of $376,250, or for $1.25 per share. On April 21, 1998, Mr. DeJuliis sold 301,000 shares of Common Stock then owned by him to FAC Enterprises, Inc., for an aggregate of $376,250, or at $1.25 per share. The shares issued by the Company to Mr. DeJuliis were issued pursuant to the private placement exemption in Section 4(2) of the Act.

          On May 11, 1998, the Company and Mr. Worrall executed a Settlement Agreement pursuant to which among other things, the Company agreed to issue to Mr. Worrall an aggregate of 45,000 additional shares of Common Stock. The Settlement Agreement provides that the Company will register these shares for resale under the Act. The shares will be issued by the Company to Mr. Worrall pursuant to the private placement exemption in Section 4(2) of the Act. The Settlement Agreement also provides for the cancellation by the Company of all the Series B Preferred Voting Stock of the Company held by Mr. Worrall, including any accrued dividends thereon.

COMMON STOCK PURCHASE WARRANT

          The Warrant entitles the holder thereof to purchase, subject to adjustment in the event of stock splits, stock dividends and the like, up to 200,000 shares of Common Stock for an exercise price of $1.25 per share. The exercise price and the amount of shares of Common Stock underlying the Warrant are also subject to adjustment in certain instances. The Warrant is not exercisable until September 30, 1998, after which date it is exercisable until September 30, 2001, the date on which it expires.

LIMITED GRANT OF REGISTRATION RIGHTS

          The Company has granted registration rights to the Selling Stockholders who acquired the above shares in private placement transactions. The Company has similarly granted registration rights to the holder of the Warrant who acquired such Warrant in a private placement transaction. Accordingly, the Company has agreed to include such shares of Common Stock held or issuable upon exercise of the Warrant in the Registration Statement of which this Prospectus is a part. The costs of filing the Registration Statement will be borne entirely by the Company.


TRANSFER AGENT

          Stock Trans, Inc. of Ardmore, Pennsylvania, serves as Transfer Agent for the Common Stock.


                              PLAN OF DISTRIBUTION

          The Registration Statement, of which this Prospectus is a part, has been filed with the Commission by the Company in accordance with an agreement between the Company and the Selling Stockholders pursuant to which the Company has agreed to pay the filing fees, costs and expenses associated with the Registration Statement (other than underwriting fees, discounts and commissions).

SELLING STOCKHOLDERS

          The Selling Stockholders are offering the Offered Shares for their own account, and not for the account of the Company. The Company will not receive any proceeds from the sale of the Offered Shares by the Selling Stockholders.

          The sale of the Offered Shares by the Selling Stockholders or by their pledgees, donees, transferees or other successors in interest may be effected from time to time to purchasers directly by any of the Selling Stockholders acting as principals for their own accounts in one or more transactions on the Nasdaq SmallCap Market, or on any other national stock exchange upon which the Company is listed, or on the OTC Bulletin Board, in private sales at prices related to such prevailing market prices at the time of sale or at prices otherwise negotiated. Alternatively, the Offered Shares may be offered from time to time through agents, brokers, dealers or underwriters designated from time to time, and such agents, brokers, dealers or underwriters may receive compensation in the form of commissions or concessions from the Selling Stockholders or the purchasers of the Common Stock which may be in excess of customary commissions charged for national stock exchange transactions. The Selling Stockholders and any brokers-dealers acting in connection with the sale of the Offered Shares may be deemed to be "underwriters" within the meaning of the Act. Any commissions received by a broker or dealer in connection with resales of the Offered Shares may be deemed to be underwriting commissions or discounts under the Act.

          Under the Exchange Act, and the regulations thereunder, any person engaged in a distribution of the shares of Common Stock of the Company offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. Each Selling Stockholder may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rule 102 of Regulation M, which provisions may limit the timing of purchases of Common Stock by the Selling Stockholders. There are possible limitations upon trading activities and restrictions upon broker-dealers effecting transactions in certain securities which may also materially affect the value of, and an investor's ability to dispose of, the Company's securities. See "Risk Factors."


          The exercise price of the Warrant and the sales price of the Common Stock issued by the Company to the Selling Stockholders was determined through arm's length negotiations with the holders thereof. The purchase price of the shares of Common Stock sold to Mr. DeJuliius by the Company were at the same price at which Mr. DeJuliius sold his shares of Common Stock to FAC Enterprises, Inc., and no profit was made by Mr. DeJuliius in connection with the transaction.

          There can be no assurance that the Selling Stockholders will sell any or all of the Offered Shares of Common Stock. The Company will receive no proceeds from any sales of the Offered Shares of Common Stock.


                                 LEGAL OPINION

          The validity of the Offered Shares has been passed upon for the Company by Lurio & Associates, P.C., Philadelphia, Pennsylvania.


                                    EXPERTS

          The consolidated financial statements of the Company as of January 3, 1998 and for the fiscal year then ended, included in the Company's Annual Report on Form 10-KSB, incorporated by reference in this Registration
Statement/Prospectus, have been audited by   Grant Thornton LLP,  independent
certified public accountants, whose report thereon appears, and are incorporated by reference herein in reliance upon such report of Grant Thornton LLP, given upon the authority of such firm as experts in auditing and accounting.

    ===================================================

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that information contained herein is correct as of any time subsequent to its date or that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.



        ____________________


         TABLE OF CONTENTS



                                   Page
                                   ----

AVAILABLE INFORMATION............    2
INCORPORATION OF CERTAIN
  INFORMATION BY REFERENCE.......    2
CAUTIONARY STATEMENT.............    3
RISK FACTORS.....................    3
THE COMPANY......................    7
USE OF PROCEEDS..................    9
SELLING STOCKHOLDERS.............    9
DESCRIPTION OF SECURITIES........   10
PLAN OF DISTRIBUTION.............   11
LEGAL OPINION....................   12
EXPERTS..........................   12


================================================================================



================================================================================


                                996,000  Shares



                            THE EASTWIND GROUP, INC.



                                  COMMON STOCK



                           -------------------------

                                   PROSPECTUS
                           -------------------------







                                 May ___, 1998

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

     Securities and Exchange Commission Registration Fee... $   597.60
     Legal fees and expenses............................... $   10,000
     Accountants' fees and expenses........................ $    5,000
     Miscellaneous......................................... $    5,000

          TOTAL............................................ $20,597.60
          -----
--------------------

* Estimated


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company has adopted the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "DGCL") which eliminate or limit the personal liability a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. The elimination or limitation does not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was deemed illegal or obtaining an improper personal benefit.

          Further, Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expenses.

          The directors and officers of the Company and its subsidiaries are covered by policies of insurance under which they are insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers. The Company is similarly insured, with respect to certain payments it might be required to make to its directors or officers under applicable statutes and its charter provisions.

          Reference is made to Item 17 of this Registration Statement for additional information regarding indemnification of directors and officers.

ITEM 16. EXHIBITS

4.1 Specimen Common Stock certificate of the Company (incorporated by reference to exhibit 4.1 to the Company's Registration Statement on Form SB-2, File no. 33-94252).

4.2 Specimen form of Class A-1 Common Stock Purchase Warrant of the Company (incorporated by reference to exhibit 4.2 to the Company's Registration Statement on Form SB-2, File no. 33-94252).

4.3 Specimen form of Class C Common Stock Purchase Warrant of the Company (incorporated by reference to exhibit 4.5 to the Company's Registration Statement on Form SB-2, File no. 33-94252).

4.4 Specimen form of Class D Common Stock Purchase Warrant of the Company (incorporated by reference to exhibit 4.6 to the Company's Registration Statement on Form SB-2, File no. 33-94252).

4.5  Common Stock Purchase Warrant issued to Clifton Capital Ltd.

4.6 Specimen form of Class C-4 Common Stock Purchase Warrant (incorporated by reference to exhibit 4.7 to the Company's Registration Statement on Form S-3 , File No. 333-34697).

4.7 Specimen form of Class C-5 Common Stock Purchase Warrant (incorporated by reference to exhibit 4.8 to the Company's Registration Statement on Form S-3 , File No. 333-34697).

4.8 Specimen form of QSFC Common Stock Purchase Warrant (incorporated by reference to exhibit 4.9 to the Company's Registration Statement on Form S-3 , File No. 333-34697).

4.9 Specimen form of Canterbury Common Stock Purchase Warrant (incorporated by reference to exhibit 4.10 to the Company's Registration Statement on Form S-3 , File No. 333-34697).

4.10 Certificate of Designation of Series A Preferred Stock (incorporated by reference to exhibit 4.1 to the Company's Form 8-K dated May 10, 1996, File no. 0-27638).

5    Opinion of Lurio & Associates, P.C..

10.1 Securities Purchase Agreement between Clifton Capital Ltd. and the Company dated April 10, 1998.

10.2 Registration Rights Agreement between Clifton Capital Ltd. and the Company dated April 10, 1998.

10.3 Settlement Agreement dated May 11, 1998 by and between the Company, Bruce
     K. Worrall, Centennial Printing   Corporation, and Centennial Racing
     Corporation.

10.4 Securities Purchase Agreement between the Company and Mentor Special Situation Fund, L.P. dated June 20, 1996 (incorporated by reference to
     Exhibit 10.28 to the Company's Registration Statement on form SB-2, File No. 333-08227).

23.1 Consent of Grant Thornton LLP.

23.2 Consent of Arthur Andersen LLP.

23.3 Consent of Lurio & Associates (included in Exhibit 5).

24   Power of Attorney (included on signature page).

ITEM 17. UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to a Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Conshohocken, Commonwealth of Pennsylvania, on May 14, 1998.

                                         THE EASTWIND GROUP, INC.


                                         By: /s/ Paul A. DeJuliis
                                             ----------------------------------
                                             Paul A. DeJuliis, Chief Executive
                                             Officer and Chairman of the Board

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul A. DeJuliis, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement on Form S-3 and any registration statement to which the prospectus contained herein relates and any registration statement filed under Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this post-effective amendment to the Company's Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: May 14, 1998                       /s/ Paul A. DeJuliis
                                         ---------------------------------
                                         Paul A. DeJuliis, Chief Executive
                                         Officer and Chairman of the Board


Date: May 14, 1998                       /s/ Anthony J. Mendicino
                                         ---------------------------------
                                         Anthony J. Mendicino, President,
                                         Chief Operating Officer and Director


Date: May 14, 1998                       /s/ William B. Miller
                                         ---------------------------------
                                         William B. Miller, Chief Financial
                                         Officer, Treasurer and Director


Date: May 14, 1998                       /s/ Bruce Murray
                                         ---------------------------------
                                         Bruce Murray, Director



Date: May 14, 1998                       /s/ Andrew Panzo
                                         ---------------------------------
                                         Andrew Panzo, Director



Date: May 14, 1998                       /s/ Edward F. Sager
                                         ---------------------------------
                                         Edward F. Sager, Director

                                 EXHIBIT INDEX


4.5  Common Stock Purchase Warrant  issued to Clifton Capital Ltd.

5    Opinion of Lurio & Associates, P.C.

10.1 Securities Purchase Agreement between Clifton Capital Ltd. and the Company dated April 10, 1998.

10.2 Registration Rights Agreement between Clifton Capital Ltd. and the Company dated April 10, 1998.

10.3 Settlement Agreement dated May 11, 1998 by and between the Company, Bruce
     K. Worrall, Centennial Printing   Corporation, and Centennial Racing
     Corporation.

23.1 Consent of Grant Thornton LLP.

23.2 Consent of Arthur Andersen LLP.